EXHIBIT 10.4

THE NORTH AMERICAN COAL CORPORATION
DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES
(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2014)

The North American Coal Corporation (the “Company”) does hereby adopt this amendment and restatement of The North American Coal Corporation Deferred Compensation Plan for Management Employees, effective as of January 1, 2014.
ARTICLE I.
INTRODUCTION

Section 1.01    Effective Date. The effective date of this restatement of the Plan is January 1, 2014.

Section 1.02    Purpose of the Plan. For periods prior to January 1, 2008, the purpose of this Plan was to provide for certain Employees the benefits they would have received under the Savings Plan but for certain Code limitations and to provide for the continued deferral of certain frozen benefits.

Section 1.03    Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

Section 1.04    Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

Section 1.05    Status of Plan. This document is classified as a single “plan” for purposes of recordkeeping, the Code and the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 1.06    Application of Code Section 409A. It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Company does not guarantee to the Participant or any Beneficiary any particular tax result with respect to any amounts deferred or any payments provided hereunder, including tax treatment under Code Section 409A.

Section 1.07    Benefit Freeze/Plan Termination. All Excess Retirement Benefits under the Plan were frozen as of December 31, 2007; provided, however, that earnings shall continue to be credited on all Sub-Accounts after such date, as specified in the Plan. The Plan shall automatically terminate when the Participant receives a final distribution of his Account.

ARTICLE II.
DEFINITIONS

Except as otherwise provided in this Plan, terms defined in the Savings Plan as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.
Section 2.01    Account shall mean the record maintained in accordance with Section 3.05 by the Company as the sum of the Participant’s Excess Retirement Benefits hereunder.

Section 2.02    Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.

Section 2.03    Benefits Committee shall mean the NACCO Industries, Inc. Benefits Committee.

Section 2.04    Change in Control shall mean the occurrence of an event described in Appendix A hereto.

Section 2.05    Company shall mean The North American Coal Corporation or any entity that succeeds The North American Coal Corporation by merger, reorganization or otherwise.

Section 2.06    Compensation shall have the same meaning as under the Savings Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan and (b) amounts in excess of the limitation imposed by Code Section 401(a)(17).

Section 2.07    Compensation Committee shall mean the Compensation Committee of the Board of Directors of the Company.

Section 2.08    Excess Retirement Benefit or Benefit shall mean a VAP Deferral Benefit, an Excess Profit Sharing Benefit, an Excess 401(k) Benefit or an Excess Matching Benefit (all as described in Article III) that is payable to or with respect to a Participant under this Plan.

Section 2.09    Key Employee. The Participant shall be classified as a Key Employee for purposes of Code Section 409A as long as the stock of NACCO (or a related entity) is publically traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.

Section 2.10    NACCO shall mean NACCO Industries, Inc.

Section 2.11    Participant shall mean Robert L. Benson.

Section 2.12    Plan shall mean The North American Coal Corporation Deferred Compensation Plan for Management Employees, as herein set forth or as duly amended.

Section 2.13    Plan Administrator shall mean the Administrative Committee appointed under the Savings Plan.

Section 2.14    Plan Year shall mean the calendar year.

Section 2.15    ROTCE shall mean the consolidated return on total capital employed of NACCO as determined by NACCO for a particular Plan Year.

Section 2.16    ROTCE Table Rate. Beginning in 2014, the ROTCE Table Rate shall mean the interest rate determined under an annual “ROTCE Table” and related interpolation rules that are adopted and approved by the Compensation Committee within the first 90 days of each Plan Year and is based on ROTCE for such Plan Year.

Section 2.17    Savings Plan shall mean The North American Coal Corporation Retirement Savings Plan (or any successor plan).

Section 2.18    Termination of Employment shall mean, with respect to the Participant’s relationship with the Company and the Controlled Group Members, a separation from service as defined under Code Section 409A (and the regulations and other guidance issued thereunder).

Section 2.19    Valuation Date shall mean the last business day of each Plan Year and/or any other date chosen by the Plan Administrator.

ARTICLE III.
EXCESS RETIREMENT BENEFITS - CALCULATION OF AMOUNT

Section 3.01    Basic and Additional Excess 401(k) Benefits.

(a)
Amount of Excess 401(k) Benefits. On or prior to each December  31st , by completing an approved deferral election form, the Participant was able to direct the Company to reduce his Compensation for the next Plan Year by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Code Sections 402(g), 401(a)(17), 401(k)(3)and 415. All amounts deferred under this Section shall be referred to herein collectively as the “Excess 401(k) Benefits.” The last Excess 401(k) Benefits credited to the Excess 401(k) Sub-Account shall be for the 2007 Plan Year.

(b)
Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year were calculated per pay period and were further divided into the “Basic Excess 401(k) Benefits” and the “Additional Excess 401(k) Benefits” as follows:

(i)
The Basic Excess 401(k) Benefits were determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

(ii)
The Additional Excess 401(k) Benefits (if any) were determined by multiplying such Excess 401(k) Benefit by a fraction, the numerator of which is the excess (if any) of (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year over (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

(iii)
The Basic Excess 401(k) Benefits were credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits were credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the “Excess 401(k) Sub-Account.”

Section 3.02    Excess Matching Benefits. The Participant was credited an amount to his Excess Matching Sub-Account equal to the Matching Contributions attributable to his Basic Excess 401(k) Benefits that he was prevented from receiving under the Savings Plan because of the limitations imposed under Code Sections 402(g), 401(a)(17), 401(k)(3), 401(m) and 415 or as a result of his deferral of Compensation under this Plan (the “Excess Matching Benefits”). The last Excess Matching Benefits credited to the Excess Matching Sub-Account were those credited for the 2007 Plan Year.

Section 3.03    VAP Deferral Benefits. The Account of the Participant contains an amount that was allocated to a VAP Deferral Sub-Account (the “VAP Deferral Benefits”) hereunder prior to December 31, 2004.

Section 3.04    Excess Profit Sharing Benefits. The Company credited to a Sub-Account (the “Excess Profit Sharing Sub-Account”) established for the Participant an amount equal to the excess, if any, of (i) the amount of the Company’s Profit Sharing Contribution that would have been made to the Savings Plan on behalf of the Participant for a Plan Year if (1) such Plan did not contain the limitations imposed under Code Sections 401(a)(17) and 415 and (2) the term “Compensation” (as defined in Section 2.06 hereof) were used for purposes of determining the amount of Profit Sharing Contributions under the Savings Plan, over (ii) the amount of the Company’s Profit Sharing Contribution that was actually made to the Savings Plan on behalf of the Participant for such Plan Year (the “Excess Profit Sharing Benefits”). The last Excess Profit Sharing Benefits credited to the Excess Profit Sharing Sub-Account were for the 2007 Plan Year.

Section 3.05    Participants’ Accounts. The Company shall establish and maintain on its books an Account for the Participant which shall contain the following entries:

(a)
Credits to a Basic or Additional Excess 401(k) Sub-Account (as applicable) for the Excess 401(k) Benefits described in Section 3.01, which were credited to the Sub-Account when the Participant was prevented from making a Before-Tax Contribution under the Savings Plan;

(b)
Credits to a Basic Excess Matching Sub-Account for the Basic Excess Matching Benefits described in Section 3.02, which were credited to the Sub-Account when the Participant was prevented from receiving Matching Contributions under the Savings Plan;

(c)	Credits to a VAP Deferral Sub-Account for the VAP Deferral Benefits described in Section 3.03, which were credited to the Sub-Account at the time such Benefits were deferred under this Plan;

(d)
Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.04, which were credited to the Sub-Account at the time the Profit Sharing Contributions were otherwise credited to the Participant’s accounts under the Savings Plan;

(e)
Credits to all Sub-Accounts for the earnings described in Article IV, which shall continue until such Sub-Accounts have been distributed to the Participant or his Beneficiary and for the uplift described in Article VI; and

(f)	Debits for any distributions made from the Sub-Accounts.

ARTICLE IV.
EARNINGS
Section 4.01    Earnings.

(a.)
Except as otherwise described in the Plan, for periods on and after January 1, 2014, at the end of each calendar month during a Plan Year, all Sub-Accounts of the Participant shall be credited with an amount determined by multiplying the Participant’s average Sub-Account balance during such month by 2%. Notwithstanding the foregoing, in the event that the ROTCE Table Rate determined for such Plan Year exceeds the rate credited under the preceding sentence to the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account, such Sub-Accounts shall retroactively be credited with the excess (if any) of (a) the amount determined under the preceding sentence over (b) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the ROTCE Table Rate determined for such Plan Year, compounded monthly. In the event of the

Participant’s Termination of Employment during a Plan Year, the ROTCE Table Rate calculation shall be made as of the last day of the month immediately preceding the date of the Participant’s Termination of Employment during a Plan Year and shall be based on the year-to-date ROTCE Table Rate for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by the Compensation Committee, in its sole discretion. For any subsequent month following such Termination, such ROTCE Table Rate calculation shall not apply.

(b.)
Notwithstanding anything in the Plan to the contrary, any interest credited to the Participant’s Account with respect to 2013 or prior Plan Years will be provided under the terms and conditions of the Plan as it existed on December 31, 2013.

Section 4.02    Changes in/Limitations on Earnings Assumptions.

(a.)	The Compensation Committee may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time.

(b.)	Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

ARTICLE V.
VESTING
Section 5.01    Vesting. The Participant shall always be 100% vested in the amounts credited to his Account hereunder.

ARTICLE VI.
TIME AND FORM OF PAYMENT TO PARTICIPANTS
Section 6.01    Time and Form of Payment.

(a)
Except as otherwise described in Section 6.01(b) or Section 6.02(c), the amounts allocated to the Account of the Participant shall be paid under the following rules: (i) his Account balance as of December 31, 2007 (after adjustment for the Excess Profit Sharing Benefits and ROTCE earnings for 2007) shall automatically be paid in the form of a single lump sum payment on the date of his Termination of Employment and (ii) the earnings that are credited to his Account each Plan Year commencing on or after January 1, 2008, increased by 15%, shall automatically be paid in the form of annual lump sum payments during the period from January 1st through March 15th of the immediately following Plan Year. Notwithstanding the foregoing, during the Plan Year in which the Participant receives payment of his frozen Account balance, the Participant shall also receive payment of the pro-rata earnings and the corresponding 15% uplift for such Plan Year at the same time he receives payment of such Account balance.

(b)
Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, all amounts allocated to the Account of the Participant shall be paid in the form of a lump sum payment during the period that is thirty days prior to, or within two (2) business days after, the date of the Change in Control, as determined by the Compensation Committee. Notwithstanding anything in the Plan to the contrary, the earnings credited to the Participant’s Account for the year in which a Change in Control occurs shall be calculated as of the last day of the month prior to the date of the Change in Control. When making such calculation, the ROTCE Table Rate calculation for the year in which a Change in Control occurs shall be based on the year-to-date ROTCE Table Rate for the month ending prior to the date of the Change in Control, as determined by the Compensation Committee in its sole discretion.

Section 6.02    Other Payment Rules and Restrictions.

(a)
Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.

(b)
Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, the Company shall not be required to make any payment hereunder to the Participant or any Beneficiary if the making of the payment would jeopardize the ability of the Company to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Company are sufficient to make the payment without jeopardizing the going concern status of the Company.

(c)
Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions to Key Employees made on account of a Termination of Employment may not be made before the 1st day of the 7th month following such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO (as specified in Section 8.05) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (e) below). Any Benefits that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment within 10 days following the 1st day of the 7th month following Termination of Employment.

(d)	Time of Payment/Processing. Except as described in Section 6.01(b) or Section 6.02(c), all payments under the Plan shall be made on, or within 90 days of, the specified payment date.

(e)
Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury Regulations issued thereunder, payments of Sub-Accounts hereunder may be accelerated (i) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (ii) to the extent necessary to pay the FICA taxes imposed on Benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

(f)
Withholding/Taxes. To the extent required by applicable law, the Company shall withhold from the Excess Retirement Benefits hereunder any income, employment or other taxes required to be withheld there from by any government or government agency.

Section 6.03    Additional Payments.

(a)
At the time described in clause (b) of this Section 6.03, the Company shall pay to the Participant (i) an amount equal to the positive difference, if any, of I minus II (the “Income Tax Payment”), plus (ii) an additional amount such that, after payment by the Participant of all applicable federal, state and local income taxes and employment (e.g., FICA) taxes on the Income Tax Payment, the Participant will retain an amount equal to the Income Tax Payment (the “Gross-Up Payment”). For purposes of this Section 6.03:

I =
The Participant’s federal, state and local income tax and employment (e.g., FICA) tax liability with respect to the payment of the amounts described in Section 6.01(a)(i) (his “Frozen Account Balance”); and

II =	The amount of federal, state and local income tax employment (e.g., FICA) tax liability the Participant would have incurred with respect to the payment of the

Participant’s Frozen Account Balance if the Frozen Account Balance had been paid to the Participant during the 2008 Plan Year.
For purposes of calculating the amounts described in I and II above and determining the Gross-Up Payment, the Participant will be considered to pay (1) federal income taxes at the highest rate in effect in the applicable year and (2) state and local income taxes at the highest rate in effect in the state or locality in which the applicable payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes. All determinations required to be made under this Section 6.03 shall be made by the Company, after receiving applicable information from the Participant.

(b)	The payment described in paragraph (a) of this Section 6.03 shall be made at the same time as the payment described in Section 6.01(a)(i).
ARTICLE VII.
BENEFICIARIES
Section 7.01    Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with and received by the Plan Administrator prior to the Participant’s death. Separate Beneficiary designations may be made for (i) the Excess 401(k) and Matching Benefits, (ii) the VAP Deferral Benefits and (iii) the Excess Profit Sharing Benefits. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of the Participant for his Excess Retirement Benefits shall be the estate of the last to die of the Participant and his Beneficiaries. If two or more persons designated as the Participant’s Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant’s designation specifically provides for a different allocation. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

Section 7.02    Distributions to Beneficiaries. The Excess Retirement Benefit payable to the Participant’s Beneficiary under this Plan shall be equal to the balance in the applicable Sub-Account on the date of the distribution of the Account to the Beneficiary. Excess Retirement Benefits payable to a Beneficiary shall be paid in the form of a lump sum payment on the date such Benefits would otherwise be paid to the Participant under Article VI.

ARTICLE VIII.
MISCELLANEOUS

Section 8.01    Liability of the Company. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and the Participant, any Beneficiary or any other person.

Section 8.02    Limitation on Rights of Participants and Beneficiaries ‑ No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of the Participant or any Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. The Participant and each Beneficiary shall have the status of a general unsecured creditor of the Company.

Section 8.03    No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment the Participant. The Participant continues to be an Employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.

Section 8.04    Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Benefit. Such distribution shall completely discharge the Company from all liability with respect to such Benefit.

Section 8.05    Anti-Assignment/Early Payment in the Event of a QDRO.

(a)
Subject to Subsection (b), no right or interest under this Plan of the Participant or any Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

(b)
Notwithstanding the foregoing, the Plan Administrator shall honor a qualified domestic relations order (“QDRO”) from a state domestic relations court which requires the payment of all or a part of the Participant’s or any Beneficiary’s Account under this Plan to an “alternate payee” as defined in Code Section 414(p).

Section 8.06    Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

Section 8.07 Effect on other Benefits. Benefits payable to or with respect to a Participant under the Savings Plan or any other Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

ARTICLE IX.
ADMINISTRATION OF PLAN

Section 9.01    Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have the discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants, or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a person is a Participant, and (ii) to determine if a person is entitled to Excess Retirement Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator’s determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.03 and 9.04 hereof. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Excess Retirement Benefits, to a named administrator or administrators. Pursuant to this delegation power, the Company has appointed the Administrative Committee under the Savings Plan (as it exists from time to time) as the Plan Administrator of this Plan.

Section 9.02    Regulations. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject to the provisions of Sections 9.03 and 9.04 hereof, be final and binding on all persons.

Section 9.03    Claims and Appeals Procedures.

(a.)
The Plan Administrator shall determine the rights of any person to any Excess Retirement Benefits hereunder. Any person who believes that he has not received the Excess Retirement Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator specifying the basis for his claim and the facts upon which he relies in making such a claim. Such a claim must be signed by the claimant or his duly authorized representative (the “Claimant”).

(b.)
Whenever the Plan Administrator denies (in whole or in part) a claim for benefits under the Plan, the Plan Administrator shall transmit a written notice of such decision to the Claimant, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period). Such notice shall be written in a manner calculated to be understood by the Claimant and shall state (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s claim review procedure. and the time limits applicable thereto (including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(c.)
Within 60 days after receipt of denial of a claim, the Claimant must file with the Plan Administrator a written request for a review of such claim. If such an appeal is not filed within such 60-day period, the Claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, a named fiduciary designated by the Plan Administrator shall conduct a full and fair review of such claim. During such review, the Claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the named fiduciary shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.01 above. The named fiduciary shall mail or deliver to the Claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the Claimant prior to the commencement of such extension). Such decision (i) shall be written in a manner calculated to be understood by the Claimant, (ii) shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and (iii) shall, to the extent permitted by applicable law, be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s claim for benefits and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

Section 9.04    Revocability of Action/Recovery. Any action taken by the Plan Administrator, the Compensation Committee or the Company with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person. In addition, the acceptance of any Excess Retirement Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator’s, the Compensation Committee’s or the Company’s making any appropriate adjustments in future payments to the payee (or to recover from such person) any excess payment or underpayment previously made to him.

Section 9.05    Amendment. The Company (with the approval or ratification of the Compensation Committee) may at any time authorize the amendment of any or all of the provisions of this Plan, except that without the prior written consent of the Participant no such amendment (a) may reduce the amount of the Participant’s Excess Retirement Benefit as of the date of such amendment; (b) may suspend the crediting of earnings on the balance of the Participant’s Account, until the entire balance of such Account has been distributed or (c) may alter the time of payment provisions described in Article VI hereof, except for amendments that are required to bring such provisions into compliance with the requirements of Code Section 409A or that accelerate the time of payment in a manner permitted by Code Section 409A. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

Section 9.06    Termination.

(a)
Subject to the limitations described in Section 9.05, the Compensation Committee, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Subsection, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participant at a time determined by the Plan Administrator.

(b)
Notwithstanding anything in the Plan to the contrary, to the extent permitted under Code Section 409A, in the event of a termination of the Plan (or a portion thereof), the Company, in its sole and absolute discretion (but with the consent of the Compensation Committee), shall have the right to change the time and form of distribution of the Participant’s Excess Retirement Benefits, including requiring that all amounts credited to the Participant’s Accounts hereunder be immediately distributed in the form of a lump sum payment.

Executed, this 10th day of February , 2014.
THE NORTH AMERICAN COAL CORPORATION

By:	/s/ J.C. Butler, Jr.
J.C. Butler, Jr.
Senior Vice President Project Development and Administration

Appendix A.    Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence occurs on or after January 1, 2014 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I. i.
Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or

less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of December 31, 2013, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the Stockholders’ Agreement, dated as of March 15, 1990, as amended from time to time, by and among National City Bank, (Cleveland, Ohio), as depository, the Participating Stockholders (as defined therein) and NACCO; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3. “Related Company” means The North American Coal Corporation and its successors (“NA Coal”), any direct or indirect subsidiary of NA Coal and any entity that directly or indirectly controls NA Coal.